UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 7, 2010

METROCORP BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Texas	000-25141	76-0579161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9600 Bellaire Boulevard, Suite 252 Houston, Texas 77036 (Address of principal executive offices including zip code)

Registrant's telephone number, including area code:  (713) 776-3876

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Shareholders (the “Annual Meeting”) of MetroCorp Bancshares, Inc. (the “Company”), was held on May 7, 2010.  A total of 9,362,180 shares of the Company’s common stock were present or represented by proxy at the meeting, representing approximately 84.95% of all the votes entitled to be cast at the Annual Meeting.  The matters submitted for a vote and the related results are as follows:

Proposal 1 – Election for Four nominees to serve as Class III directors and one Class II director to serve until the Company’s 2013 and 2012 annual meeting of shareholders, respectively, and each until their successors are duly elected and qualified or until their earlier resignation or removal.  The results of the votes taken were as follows:

Class III Nominee	Votes For	Votes Withheld	Broker Non-Votes

Krishnan Balasubramanian	6,533,531	1,189,990	1,638,657
Saishi Frank Li	7,498,680	224,841	1,638,657
Charles Roff	7,498,230	225,291	1,638,657
Joe Ting	5,979,949	1,743,572	1,638,657

Class II Nominee	Votes For	Votes Withheld	Broker Non-Votes

Robert Hsueh	7,498,680	224,841	1,638,657

              Proposal 2 -   Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2010.

Votes For	Votes Withheld	Votes Against	Votes Abstained	Broker Non-Votes
9,352,887	8,743	549	549,648	0

               Proposal 3 -   Consideration and approval of an advisory (non-binding) resolution approving the compensation of the Company’s named executive officers.

Votes For	Votes Withheld	Votes Against	Votes Abstained	Broker Non-Votes
7,865,117	34,291	1,462,769	34,291	0

Pursuant to the foregoing votes, the four Class III nominees and one Class II nominees were elected to serve on the Company’s Board of Directors and Proposals 2 and 3 were approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROCORP BANCSHARES, INC.
(Registrant)

Dated:  May 11, 2010                                                    By:  /s/ George M. Lee
George M. Lee
Executive Vice Chairman, President and
Chief Executive Officer